EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT, dated as of March 30, 1998, by and among General Textiles, a California corporation which has its principal office at 4000 Ruffin Road, San Diego, California, ("General Textiles"); Family Bargain Corporation, a Delaware corporation which indirectly owns all of the outstanding shares of capital stock of General Textiles and has its principal office at 4000 Ruffin Road, San Diego, California ("FBC"); and Michael Searles, who currently resides at 11 Farnham Way, Farmington, Connecticut ("Executive").

                                           W I T N E S S E T H:

                  WHEREAS, General Textiles, FBC and Executive desire to enter into an agreement (the "Agreement") setting forth the terms of Executive's employment by General Textiles for a term beginning on March 30, 1998 (the "Effective Date").

                  NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

                  1. Term of Employment. Except upon earlier termination as provided in Section 9 hereof, Executive's employment under this Agreement shall be for a five year term commencing on the Effective Date and terminating on March 29, 2003 (the "Employment Term").

                  2. Positions. (a) Executive shall serve as President and Chief Executive Officer of General Textiles. Executive shall report to the Board of Directors of General Textiles (the "Board") and shall have such duties and authority, consistent with his position as the Chief Executive Officer of General Textiles as shall be assigned to him from time to time by the Board.

            (b) During the Employment Term, Executive shall, without additional compensation, also (i) serve on the Board of Directors of FBC and perform such executive and consulting services for, or on behalf of, FBC and one or more other affiliates of General Textiles and FBC as the Board may, from time to time, request. General Textiles, FBC and such other affiliates are hereinafter referred to, collectively, as the "Company" and, individually, as a "Constituent Corporation". For purposes of this Agreement, the term "affiliate" shall have the meaning ascribed thereto in the Securities Exchange Act of 1934, as amended (the "Act").

                     (c) During the Employment Term, Executive shall devote substantially all of his business time and efforts to the performance of his duties hereunder; provided, however, that Executive shall be permitted, to the extent that such activities do not materially interfere with the performance of his duties and responsibilities hereunder, to manage his personal financial and legal affairs and to serve on corporate, civic, or charitable boards or committees. Notwithstanding the foregoing, the Executive shall not serve on any corporate board of directors or similar body if such service would be inconsistent with his fiduciary responsibilities to any Constituent Corporation and in no event shall Executive serve on any such board or other body unless approved by the Board, which approval shall not be unreasonably withheld.

                  3. Base Salary. During the Employment Term, General Textiles shall pay to the Executive a base salary at the annual rate of not less than six hundred thousand dollars ($600,000). Base salary shall be payable in accordance with the usual payroll practices of General Textiles. Executive's base salary shall be subject to annual review by the Board or its designee and may be increased, but not decreased, from time to time. The base salary, as determined as aforesaid from time to time, shall constitute "Base Salary" for purposes of this Agreement.

                  4. Annual Bonus. Executive's annual bonus will be targeted at 50% of the Base Salary. The Board and the Executive will agree on annual targets, with final discretion residing with the Board. If the targets are exceeded, the Board may increase the bonus. If the targets are not met, the Board may reduce or withhold the bonus entirely. The Board will annually review whether a merit increase of the annual bonus is warranted.

                  5.  Equity  Compensation.  (a) FBC  will  grant  to  Executive options under its incentive stock option plan ("ISO Plan") entitling Executive to acquire a total of three hundred thousand (300,000) shares of FBC's common stock at a price equal to the closing market price of such common stock on March 10, 1998, the date upon which General Textiles, FBC and the Executive came to an agreement as to the terms of this Agreement. The options granted to Executive pursuant to this Section 5 shall vest in increments of sixty thousand (60,000) shares on each of the first five anniversaries of the Effective Date.

                  (b) As promptly as practicable following the Effective Date, the Executive shall purchase from FBC, at a purchase price of $1,000 per share, one thousand four hundred (1,400) shares of FBC's Series B preferred stock (the "Executive Stock"). FBC will lend to Executive, upon the terms and subject to the conditions set forth in Exhibit A hereto, an amount equal to the cost incurred by the Executive for the acquisition of the Executive Stock.

                  (c) Executive will grant to FBC an option (the "Buy-back Option") entitling FBC to acquire the Executive Stock, or the common shares into which the Executive Stock has been converted ("Conversion Shares"), from Executive in the event that Executive's employment under this Agreement is terminated for any reason other than pursuant to Section 9(a)(i), (ii) or (iii) hereof. The price at which FBC will be entitled to exercise the Buy-back Option shall be determined by reference to the following table:

================================================================================
Number of years elapsed     1          2          3         4          5
from the Effective Date
================================================================================
--------------------------------------------------------------------------------
Percentage of Executiv     80%        60%        40%       20%         0%
Stock (or Conversion
Shares) subject to the
Buy-back Option
--------------------------------------------------------------------------------
Exercise Price of the    $1.75      $2.00      $2.25     $2.50         -
Buy-back Option,
assuming conversion into
common stock
================================================================================

The number of shares of Executive Stock or Conversion Shares subject to the Buy-Back Option and the exercise price of the Buy-Back Option shall be determined by interpolation in the event of any exercise of the Buy-Back Option on any date other than an anniversary of the Effective Date.

                  (d) FBC will grant to Executive, effective as of the Effective Date, further options (the "Further Options") entitling Executive to acquire a total of nine hundred thousand (900,000) shares of FBC's common stock at a price of two dollars ($2.00) per share. The Executive will be entitled to exercise the Further Options prior to the sixth anniversary of the Effective Date, provided that:

             (i) the Executive shall not be entitled to exercise any of the Further Options unless the closing market price of FBC's shares shall equal or exceed six dollars ($6.00) per share on sixty (60) trading days during any twelve (12) month period commencing at any time after the Effective Date and terminating prior to the termination, for any reason, of Executive's employment hereunder;

              (ii) the Executive shall be entitled to exercise not more than four hundred fifty thousand (450,000) of the Further Options if the closing market price of FBC's shares shall equal or exceed six dollars ($6.00) per share on, but shall fail to exceed seven dollars and fifty cents ($7.50) per share, on sixty (60) trading days during any twelve (12) month period commencing at any time after the Effective Date and terminating prior to the termination, for any reason, of Executive's employment hereunder; and

                (iii) the Executive shall be entitled to exercise all of the Further Options if the closing market price of FBC's shares shall equal or exceed seven dollars and fifty cents ($7.50) for sixty (60) trading days during any twelve (12) month period commencing at any time after the Effective Date and terminating prior to the termination, for any reason, of Executive's employment hereunder.

                  6. Employee Benefits and Vacation. (a) During the Employment Term, Executive shall be entitled to participate in all pension, retirement, savings, welfare and other pension and welfare employee benefit plans and arrangements and fringe benefits and perquisites generally maintained by the Company from time to time for the benefit of senior executives of the Company, in accordance with their respective terms as in effect from time to time (other than any special arrangement entered into by contract with an executive).

                  (b) During the Employment Term, Executive shall be entitled to vacation each year in accordance with the Company's policies in effect from time to time, but in no event less than four (4) weeks paid vacation per calendar year. The Executive shall also be entitled to such sick leave as is customarily provided by the Company for its senior executive employees.

                  7. Moving Expenses. The Executive shall be reimbursed, on an after-tax basis, for expenses incurred by the Executive in the relocation of his family to San Diego for the purpose of commencing Executive's employment with General Textiles pursuant to this Agreement.

                  8. Business Expenses. The Executive shall be reimbursed for the travel, entertainment and other business expenses incurred by Executive in the performance of his duties hereunder, in accordance with policies generally applicable to senior executives of the Company as in effect from time to time.

                  9. Termination. (a) The employment of Executive under this Agreement shall terminate upon the occurrence of any of the following events:

                     (i)      the death of Executive;

                     (ii) the termination by General Textiles of Executive's employment due to Executive's Disability pursuant to Section 9(b) hereof,

                (iii) the termination by Executive of Executive's employment for Good Reason pursuant to Section 9(c) hereof;

                (iv) the termination by General Textiles of Executive's employment without Cause;

                (v) the termination by Executive of Executive's employment without Good Reason upon sixty (60) days prior written notice; or

                (vi)  the   termination  by  General   Textiles  of  Executive's
employment for Cause pursuant to Section 9(e) hereof.

                  (b) Disability. If, by reason of the same or related physical or mental reasons, Executive is unable to carry out his material duties pursuant to this Agreement for more than six (6) months in any twelve (12) consecutive month period, General Textiles may terminate Executive's employment for Disability upon thirty (30) days prior written notice, by a Notice of Disability Termination.

                  (c) Termination for Good Reason. A Termination for Good Reason means a termination by Executive by written notice given within ninety (90) days after the occurrence of the Good Reason event. For purposes of this Agreement, "Good Reason" shall mean the occurrence or failure to cause the occurrence, as the case may be, without Executive's express written consent, of any of the following circumstances, unless such circumstances are fully corrected prior to the date of termination specified in the Notice of Termination for Good Reason (as defined in Section 9(d) hereof): (i) the material branch by the Company of any of its obligations to Executive under this Agreement or the failure of General Textiles to make timely payments of compensation or reimbursement pursuant to Section 3, 4, 7 or 8 hereof; (ii) any material diminution, after the Effective Date, of Executive's positions, duties or responsibilities hereunder, as of the Effective Date (except in each case in connection with the termination of Executive's employment for Cause or Disability or as a result of Executive's death, or temporarily as a result of Executive's illness or other absence and provided that a reduction in the size or number of the units reporting to Executive as a result of dispositions, shall not be a material diminution), or the assignment to Executive of duties or responsibilities that are inconsistent with Executive's position as the Chief Executive Officer of General Textiles;
(iii) removal of, or the nonreelection of, the Executive from his position as the Chief Executive Officer of General Textiles; or (iv) a relocation of the principal executive offices of General Textiles to a location more than twenty-five (25) miles from San Diego, California or a relocation of Executive away from such principal executive office.

                  (d) Notice of Termination for Good Reason. A Notice of Termination for Good Reason shall mean a notice that shall indicate the specific termination provision in Section 9(c) relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for Termination for Good Reason. The failure by Executive to set forth in the Notice of Termination for Good Reason any fact or circumstance which contributes to the showing of Good Reason shall not waive any right of Executive hereunder or preclude Executive from asserting such fact or circumstance in enforcing his rights hereunder. The Notice of Termination for Good Reason shall provide for a date of termination not less than ten (10) nor more than sixty (60) days after the date such Notice of Termination for Good Reason is given, provided that in the case of the events set forth in Section 9(c)(ii) or (iii) the date may be two (2) days after the giving of such notice.

                  (e) Cause. Subject to the notification provisions of Section 9(f) below, Executive's employment hereunder may be terminated by General Textiles for Cause. For purposes of this Agreement, the term "Cause" shall be limited to (i) willful misconduct by Executive with regard to the Company; (ii) the refusal of Executive to follow the proper written direction of the Board or the Board of Directors of FBC; provided, however, that the foregoing refusal shall not be "Cause" if Executive in good faith believes that such direction is illegal, unethical or immoral and promptly so notifies the entity or person giving the direction; (iii) Executive being convicted of a felony; (iv) the willful breach by Executive of any fiduciary duty owed by Executive to any Constituent Corporation which has a material adverse effect on the Company; or
(v) Executive's material fraud with regard to any Constituent Corporation.

                  (f) Notice of Termination for Cause. A Notice of Termination for Cause shall mean a notice that shall indicate the specific termination provision in Section 10(e) relied upon and shall set forth in reasonable detail the facts and circumstances which provide a basis for Termination for Cause. Further, a Notification for Cause shall include a copy of a resolution duly adopted by at least a majority of the entire membership of the Board at a meeting of the Board which was called for the purpose of considering such termination and which Executive and his representative had the right to attend and address the Board, finding that, in the good faith opinion of the Board, Executive engaged in conduct set forth in the definition of Cause herein and specifying the particulars thereof in reasonable detail. The date of termination for a Termination for Cause shall be the date indicated in the Notice of Termination. Any purported Termination for Cause which is held by a court not to have been based on the grounds set forth in this Agreement or not to have followed the procedures set forth in this Agreement shall be deemed a Termination without Cause.

                  10. Consequences of Termination of Employment. (a) Death. If Executive's employment is terminated during the Employment Term by reason of Executive's death, the employment period under this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement except for (i) any compensation earned but not yet paid, including and without limitation, any declared but unpaid bonus, any amount of Base Salary or deferred compensation accrued or earned but unpaid, any accrued vacation pay payable pursuant to the Company's policies and any unreimbursed business expenses payable pursuant to Section 8, which amounts shall be promptly paid in a lump sum to Executive's estate; (ii) the product of (x) the target annual bonus for the fiscal year of Executive's death, multiplied by (y) a fraction, the numerator of which is the number of days of the current fiscal year during which Executive was employed by General Textiles, and the denominator of which is 365, which bonus shall be paid when bonuses for such period are paid to the other executives; (iii) full accelerated vesting, with a waiver of all performance based targets, under all outstanding equity-based and long-term incentive plans (with options remaining outstanding as provided under the applicable stock option plan and a pro rata payment under any long term incentive plans based on actual coverage under such plans at the time payments normally would be made under such plans); (iv) subject to Section 11 hereof, any other amounts or benefits owing to Executive under the then applicable employee benefit plans or policies of the Company, which shall be paid in accordance with such plans or policies; (v) payment on a monthly basis of twelve (12) months of Base Salary, which shall be paid to Executive's spouse, or if she shall predecease him, then to Executive's children (or their guardian if one is appointed) in equal shares; and (vi) payment of the spouse's and dependent's COBRA coverage premiums to the extent, and so long as, they remain eligible for COBRA coverage, but in no event more than three (3) years.

                  (b) Disability. If Executive's employment is terminated by reason of Executive's Disability, Executive shall be entitled to receive the payments and benefits to which his representatives would be entitled in the event of a termination of employment by reason of his death; provided that the payment of Base Salary shall be reduced by the projected amount he would receive under any long-term disability policy or program maintained by the Company during the twelve (12) month period during which Base Salary is being paid.

                  (c) Termination by Executive for Good Reason or for Change in Control. If (i) Executive terminates his employment hereunder for Good Reason during the Employment Term, or (ii) a Change in Control occurs and within 90 days thereafter Executive terminates his employment for any reason, Executive shall be entitled to receive the payments and benefits to which his representatives would be entitled in the event of a termination of employment by reason of his death.

                  (d) Termination with Cause or Voluntary Resignation without Good Reason. If Executive's employment hereunder is terminated (i) by General Textiles for Cause or (ii) by Executive without Good Reason except within 90 days following a Change in Control, the Executive shall be entitled to receive only his Base Salary through the date of termination, any earned but unpaid bonus, and any unreimbursed business expenses payable pursuant to Section 8. All other benefits (including without limitation restricted stock and options) due Executive following such termination of employment shall be determined in accordance with the plans, policies and practices applicable to Executive.

                  (e) Termination by the Company Without Cause. If Executive's employment is terminated by the Company without cause, Executive shall be entitled to receive the payments and benefits to which his representatives would be entitled in the event of a termination of employment by reason of his death; provided, however, that Executive shall not be entitled to receive the benefit set forth in clause (iii) of Paragraph 10(a) hereof.

                  11. No Mitigation; No Set-Off. In the event of any termination of employment under Section 9, Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain. Any amounts due under Section 10 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty. Such amounts are inclusive and in lieu of any amounts payable under any other salary continuation or cash severance arrangement of General Textiles or any affiliate thereof and to the extent paid or provided under any other such arrangement shall be offset from the amount due hereunder.

                  12.  Change in  Control.  (a)  Subject  to the  provisions  of
Section 12(b) hereof, for purposes of this Agreement, the term "Change in Control" shall mean (a) the sale of all or substantially all of the assets of the Company in the aggregate, whether pursuant to a single transaction or pursuant to a series of transactions and whether through an asset sale or stock sale, other than to an affiliate; (b) any "person" (as defined in the Act) not an affiliate of FBC on the Effective Date becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of FBC representing fifty (50%) or more of the combined voting power of FBC's then outstanding securities; (c) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with FBC to effect a transaction described in this paragraph) whose election by the Board of Directors of FBC or nomination for election by FBC's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (d) the stockholders of FBC approve a merger or consolidation of FBC with any other corporation, other than a merger or consolidation which would result in the voting securities of FBC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of FBC or such surviving entity outstanding immediately after such merger or consolidation; or (e) the stockholders of FBC approve a plan of complete liquidation of FBC or an agreement for the sale or disposition by FBC of all or substantially all of FBC's assets other than the sale of all or substantially all of the assets of FBC to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of FBC at the time of the sale.

                  (b) General Textiles, FBC and Searles acknowledge that General Textiles and FBC currently have under consideration the possibility of effecting a restructuring of such corporations. Notwithstanding anything to the contrary set forth herein, it is agreed that no restructuring, recapitalization, reorganization, merger, consolidation or similar transaction involving General Textiles, FBC or any affiliate thereof (but not involving any unaffiliated third party) shall be deemed to constitute a Change of Control hereunder unless, upon consummation thereof, an actual change in control over the Company, within the meaning of the Act, from that in effect on the Effective Date shall have taken place.

                  13.    Confidential    Information,     Non-Competition    and
Non-Solicitation  of the Company.  (a) (i)  Executive  acknowledges  that,  as a result of his employment hereunder, Executive will obtain secret and confidential information of the Company and the Company will suffer substantial damage, which would be difficult to ascertain and in an amount which would be difficult to compute, if Executive should use any of such confidential information and that because of the nature of the information that will be known to Executive it is necessary for the Company to be protected by the prohibition against Competition as set forth herein, as well as the Confidentiality restrictions set forth herein.

                    (ii)Executive acknowledges that the retention of nonclerical employees of the Company, in which the Company has invested training and on which the Company depends for the operation of its business, is important to the businesses of the Company; Executive will obtain unique information as to such employees as an executive of the Company and will develop a unique relationship with such persons as a result of being an executive of the Company; and, therefore, it is necessary for the Company to be protected from Executive's Solicitation of such employees as set forth below.

                    (iii)Executive acknowledges that the provisions of this Agreement are reasonable and necessary for the protection of the business of the

Company and that part of the compensation paid under this Agreement and the agreement to pay severance in certain instances is in consideration for the agreements in this Section 13.

                  (b) As used herein, "Competition" shall mean: participating, directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any capacity whatsoever (within the United States of America, or in any other country where any Constituent Corporation does business) in a business in competition with any business conducted any Constituent Corporation; provided, however, that such participation shall not include (i) the ownership of not more than one percent (1%) of the total outstanding stock of a publicly-held company; or any activity engaged in with the prior written approval of the Board.

                  (c) As used  herein,  "Solicitation"  shall  mean  recruiting, soliciting or inducing any nonclerical employee of any Constituent Corporation to terminate his or her employment with, or otherwise cease his or her relationship with, such Constituent Corporation or hiring, or assisting another person or entity to hire, any nonclerical employee of any Constituent
Corporation or any person who, within six (6) months before, had been a nonclerical employee of any Constituent Corporation, unless the employment of such person by a Constituent Corporation was terminated involuntarily and without cause.

                  (d) If any restriction set forth with regard to Competition or Solicitation is found by any court of competent jurisdiction, or an arbitrator, to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or geographic area as to which it may be enforceable. If any provision of this
Section 13 shall be declared to be invalid or unenforceable, in whole or in part, as a result of the foregoing, as a result of public policy or for any other reason, such invalidity shall not affect the remaining provisions of this Section which shall remain in full force and effect.

                  (e) During and after the Employment Term, Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its business, including any confidential information as to suppliers (i) obtained by Executive during his employment by the Company and (ii) not otherwise in the public domain. Executive shall not, without prior written consent of the Company, unless compelled pursuant to the order of a court or other governmental or legal body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Company, and those designated by it. In the event Executive is compelled by order of a court or other governmental or legal body to communicate or divulge any such information, knowledge or data to anyone other than the foregoing, he shall promptly notify the Company of any such order and he shall cooperate fully with the Company in protecting such information to the full extent possible under applicable law.

                  (f) Upon termination of his employment with General Textiles, or at any time General Textiles may request, Executive will promptly deliver to General Textiles, as requested, all documents (whether prepared by the Company, Executive or a third party) relating to the Company or any of its business or property which he may possess or have under his direction or control, other than his personal employment and personnel records.

                  (g) During the Employment Term and for one (1) year thereafter, Executive will not enter into Competition with the Company. Furthermore, in the event of any termination of Executive's employment for any reason whatsoever, whether by the Company or by the Executive and whether or not for Cause, Good Reason or expiration of the Employment Term, the Executive will not engage in Solicitation for three (3) years thereafter.

                  (h) Executive acknowledges that in the event of a breach of this Section 13, the Company will be caused irreparable injury and money damages may not be an adequate remedy. Consequently, Executive agrees that the Company shall be entitled to injunctive relief (in addition to its other remedies at law) to have the provisions of this Section 13 enforced.

                  14. Indemnification. (a) The Company agrees that if Executive is made a party to or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director or officer of any Constituent Corporation or is or was serving at the request of any Constituent Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee, fiduciary or agent while serving as a director, officer, member, employee, fiduciary or agent, he shall be indemnified and held harmless by the applicable company to the fullest extent authorized by applicable law against all Expenses incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if Executive has ceased to be an officer, director, member, fiduciary or agent, or is no longer employed by such company, and shall inure to the benefit of his heirs, executors and administrators.

                  (b) As used in this Agreement, the term "Expenses" shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements and costs, attorneys' fees, accountants' fees, and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement.

                  (c) Expenses incurred by Executive in connection with any Proceeding shall be paid in advance upon request of Executive and the giving by the Executive of any undertakings required by applicable law.

                  (d) Executive shall give the Company notice of any claim made against him for which indemnity will or could be sought under this Agreement. In addition, Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within Executive's power and at such times and places as are reasonably convenient for Executive.

                  (e) With respect to any Proceeding as to which Executive notifies the Company of the commencement thereof:

                  (i) The Company will be entitled to participate therein at its own expense; and

                  (ii) Except as otherwise provided below, to the extent that it may wish, the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Executive, in which case Executive also shall have the right to employ his own counsel in such action, suit or proceeding, but only at his own cost and expense, provided that the Company shall only be permitted to assume defense of a Proceeding if (1) the Proceeding could not result in imposition of criminal penalties against Executive and (2) the Company acknowledges that it is liable to indemnify Executive with respect to all Expenses with respect to such Proceedings, except as provided earlier in this sentence with regard to Executive's own counsel.

                  (f) The Company shall not be liable to indemnify Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty on Executive (except a penalty in respect of which Executive is fully indemnified hereunder) without Executive's written consent. Neither the Company nor Executive will unreasonably withhold or delay consent to any proposed settlement.

                  (g) The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 14 shall not be exclusive of any other right which Executive may have or hereafter may acquire under any statute, provision of the certificate of incorporation or by-laws of the any company, agreements, vote of stockholders or disinterested directors or otherwise.

                  (h) The Company shall obtain officer and director liability insurance policies covering Executive in the same aggregate amount and under the same terms as are maintained by the Company for senior officers and directors.

                  15.      Miscellaneous.

                  (a) Entire Agreement/Amendments. This Agreement and the instruments contemplated herein, contain the entire understanding of the parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

                  (b) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any such waiver must be in writing and signed by Executive or an authorized officer of General Textiles, as the case may be.

                  (c) Assignment. This Agreement shall not be assignable by Executive. This Agreement shall be assignable by General Textiles, but only to another Constituent Corporation and only if such Constituent Corporation promptly assumes all of the obligations hereunder of General Textiles in a writing delivered to the Executive and otherwise complies with the provisions hereof with regard to such assumption. Upon such assignment and assumption, all obligations of General Textiles herein shall be the obligations of the assignee entity or acquiror, as the case may be, but General Textiles shall remain secondarily liable for the obligations hereunder.

                  (d) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees legatees and permitted assignees of the parties hereto.

                  (e) Communications. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when faxed or delivered, or (ii) two business days after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the initial page of this Agreement, provided that all notices to General Textiles or FBC shall be directed to the Chairman of the Board of Directors of General Textiles and FBC or to such other address as any party may have furnished to the other in writing in accordance herewith. Notice of change of address shall be effective only upon receipt.

                  (f) Withholding Taxes. The Company may withhold from any and all amounts payable under this Agreement to Executive such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

                  (g) Survival. The respective rights and obligations of the parties hereunder shall survive any termination of Executive's employment to the extent necessary to the agreed preservation of such rights and obligations.

                  (h)   Counterparts.   This   Agreement   may  be   signed   in
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  (i) Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GENERAL TEXTILES



By:/s/ James D. Somerville

FAMILY BARGAIN CORPORATION


By:/s/ James D. Somerville


   /s/ Michael Searles
       Michael Searles

                                     EXHIBIT A

                                  Terms of Loan

Principal Amount:            $1,400,000

Interest Rate:               8%, to accrue and be paid at maturity

Principal Amortization:      Annual repayments of principal in an amount
                             equal to 16.25% of the annual bonus paid to the borrower by General Textiles

Maturity:                    Five years from the date of the loan

Security and Recourse:       The loan will be secured by a pledge of the shares
                             purchased with the proceeds of the loan. Personal recourse against the borrower will be limited to the amount of $600,000.